
<ARTICLE>                  5

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                                    MAR-31-1998
<PERIOD-END>                                         JUN-30-1997
<CASH>                                               756,660
<SECURITIES>                                         2,644,840
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       33,680,905<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           32,472,967
<TOTAL-LIABILITY-AND-EQUITY>                         33,680,905<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     56,172<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     140,760<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   6,837
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (1,117,152)<F5>
<EPS-PRIMARY>                                        (16.05)
<EPS-DILUTED>                                        000

<F1>Included  in total assets is  mortgagee  escrow  deposits of $4,766,  tenant security deposit escrow of $2,886, Investments in Local Limited Partnerships of $29,249,060, rental property of $970,693, a replacement reserve escrow of $2,242 and other assets of $49,758. <F2>Included in Total Liability and Equity is accounts payable to affiliates of $143,149, accounts payable and accrued expenses of $55,034, mortgage notes payable of $712,774, tenant security deposits payable of $2,886, deferred revenue of $175,133 and minority interest in Local Limited Partnership of $118,962 <F3>Total revenue includes investment of $44,428, rental of $9,801 and other of $1,943. <F4>Included in Other Expenses is general and administrative of $68,165, asset management fees $59,177, rental operations of $1,975, property management fee of $590, depreciation of $3,530 and amortization $7,323. <F5>Net loss includes minority interest in losses of Local Limited Partnerships of $31 and equity in losses of Local Limited Partnerships of $1,025,758.

